SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             SCHEDULE 14A
                            (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))
[X]     Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c)
        or Section 240.14a-12

                    LEVEL 3 COMMUNICATIONS, INC.
       (Name of Registrant as Specified in its Charter)

    Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]     No fee required

[   ]   Fee computed on table below per Exchange Act
Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:
 (2)  Aggregate number of securities to which
transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 (4)  Proposed maximum aggregate value of transaction:
 (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:
 (2)  Form, Schedule or Registration Statement No.:
 (3)  Filing Party:
 (4)  Date Filed:


                    LEVEL 3 COMMUNICATIONS, INC.
                         3555 Farnam Street
                           Omaha, NE 68131

                                       June 17, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual
Meeting of Stockholders of Level 3 Communications,
Inc. ("Level 3") to be held at 9:30 a.m. on July 14, 1998, at The Joslyn Art Museum, 2200 Dodge Street,
Omaha, Nebraska.

     At the Annual Meeting you will be asked to consider and act upon the following matters: (a) the reelection to the Board of Directors of Level 3 of three Class I Directors for a three-year term until the 2001 Annual Meeting of Stockholders; (b) the adoption of a program relating to the issuance of Outperform Stock Options pursuant to the Level 3 1995
Stock Plan, amended and restated as of April 1, 1998;
and (c) the transaction of such other business as may properly come before the Annual Meeting.

     The Level 3 Board of Directors recommends that its stockholders reelect three Class I directors for a three-year term until the 2001 Annual Meeting of Stockholders and approve the proposed Outperform Stock
Option program pursuant to the Level 3 1995 Stock
Plan. See "REELECTION OF CLASS I DIRECTORS PROPOSAL" and "ADOPTION OF OUTPERFORM STOCK OPTION PROGRAM
PROPOSAL," respectively.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. Therefore, whether or not you plan to attend the Annual Meeting, as soon as possible please either delivery your proxy by telephone, as described in the enclosed telephone voting instructions, or sign, date and return your proxy card in the envelope that has been provided. This will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

                                 Sincerely,


                                 /s/ Walter Scott, Jr.
                                 Walter Scott, Jr.
                                 Chairman of the Board



                    LEVEL 3 COMMUNICATIONS, INC.
                        3555 Farnam Street
                         Omaha, NE 68131


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be held July 14, 1998



To the Stockholders of Level 3 Communications, Inc.:

     The Annual Meeting of Stockholders of Level 3
Communications, Inc., a Delaware corporation
("Level 3"), will be held at The Joslyn Art Museum,
2200 Dodge Street, Omaha, Nebraska at 9:30 a.m. on
July 14, 1998 for the following purposes:

1. To reelect the three class I Directors to the Board of Directors of Level 3 for a three-year term until the 2001 Annual Meeting of Stockholders;

2. To adopt a program to relating to the issuance of Outperform Stock Options pursuant to the Level 3 1995
Stock Plan, amended and restated as of April 1, 1998;
and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on June 10, 1998 as the record date for the determination of the holders of the common stock, par value $.01 per share of Level 3 (the "Level 3 Common
Stock") entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of Level
3 Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The three Class I Directors will be elected by a plurality of the votes cast by holders of Level 3
Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to adopt a program to relating to the issuance of Outperform Stock Options pursuant to the Level 3 1995
Stock Plan requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of Level 3 Common
Stock present in person or by proxy at the Annual
Meeting and entitled to vote thereon.

     The matters to be considered at the Annual
Meeting are more fully described in the accompanying
Proxy Statement, and the annexes thereto, which form a part of this Notice.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND
THE ANNUAL MEETING.  TO ENSURE YOUR REPRESENTATION AT
THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO
COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE.  A POSTAGE-PREPAID ENVELOPE IS
ENCLOSED FOR THAT PURPOSE.  ANY STOCKHOLDER ATTENDING
THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT
STOCKHOLDER HAS RETURNED A PROXY.

                    By Order of the Board of Directors


                    /s/ Walter Scott, Jr.
                        Walter Scott, Jr.
                        Chairman of the Board

Dated:  June 17, 1998


                  LEVEL 3 COMMUNICATIONS, INC.
                       3555 Farnam Street
                        Omaha, NE 68131

                         Proxy Statement
                          June 17, 1998

                 ANNUAL MEETING OF STOCKHOLDERS
                          July 14, 1998

                      SOLICITATION AND VOTING

     This Proxy Statement ("Statement") is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Level 3 Communications, Inc. ("Level 3" or the
"Company") to be voted at the Annual Meeting of Stockholders to be held on July 14, 1998, or any adjournment thereof (the "Annual Meeting"). This
Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about June 22, 1998.

     As of June 10, 1998, the record date for the determination of persons entitled to vote at the Annual Meeting, there were 152,608,312 shares of the Company's Common Stock, par value $.01 per share (the
"Common Stock"), outstanding.  Each share of Common
Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

     The three Class I Directors will be elected by a plurality of the votes cast by holders of Level 3
Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to adopt the Outperform Stock Option program pursuant to the Level 3 1993 Stock Plan requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of Level 3 Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If such a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instruction are provided in a proxy, it will be voted
FOR the Board's nominees for Director, FOR adoption of Outperform Stock Option program, and in accordance with the proxy-holders' best judgment as to any other business raised at the Annual Meeting. If you elect to delivery your proxy by telephone as described in the enclosed telephone voting instructions, your shares will be voted as you direct. Your telephone delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

     Any Stockholder who delivers, whether by telephone or through the mail, a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy, by using the telephone voting procedures, or by voting in person at the Annual Meeting.

     Level 3 will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of Level 3 by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Level 3 Common
Stock held of record by such persons, in which case
Level 3 will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

           REELECTION OF CLASS I DIRECTORS PROPOSAL

    The Level 3 Board of Directors currently consists of 11 directors, divided into three classes, designated Class I, Class II and Class III. Each of
Class I and Class II currently consists of four directors and Class III consists of three directors.
Three of the current four Class I directors are standing for reelection. At the Annual Meeting, these Class I Directors will be reelected to hold office for a three-year term until the 2001 annual meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual
Meeting, become unavailable for election as a Director, the persons named in the accompanying form of proxy will vote for that nominee, if any, in their discretion as may be recommended by the Level 3 Board of Directors, or the Level 3 Board of Directors may reduce the number of Directors to eliminate the vacancy.

     Mr. Robert B. Daugherty, 76, who has been a
Director of the Company since January 1986, has determined not to seek reelection to the Board of Directors. Mr. Daugherty has tendered his resignation from the Board of Directors, which resignation is to be effective on July 14, 1998. The remaining members of the Board of Directors, as provided in the Level 3
By-laws, will appoint a successor to Mr. Daugherty, who will serve until the 2001 Annual Meeting with the other Class I Directors.

Information as to Nominees for Election as Class I Directors

     The respective ages, positions with Level 3, business experience, directorships in other companies and Level 3 Board of Directors committee memberships, of the nominees for election are set forth below.

     Walter Scott, Jr., 67, has been the Chairman of the Board of the Company since September 1979, and a director of the Company since April 1964. Mr. Scott has been Chairman Emeritus of Peter Kiewit Sons', Inc.
since March 31, 1998.  Prior to March 31, 1998, Mr.
Scott was the Chief Executive Officer of the Company for more than the past five years. Mr. Scott is also a director of Berkshire Hathaway Inc., Burlington
Resources Inc., CalEnergy Company, Inc., ConAgra,
Inc., Commonwealth Telephone Enterprises, Inc.
("Commonwealth Telephone"), RCN Corporation
("RCN"), U.S. Bancorp and Valmont Industries, Inc.
Mr. Scott is a member of the Executive Committee of the Level 3 Board of Directors.

     James Q. Crowe, 48, has been the President and
Chief Executive Officer of the Company since August
1997 and a director of the Company since June 1993.
Mr. Crowe was an executive officer of MFS
Communications Company, Inc. ("MFS") from its inception to its sale to WorldCom, Inc. ("WorldCom") on December 31, 1997. Mr. Crowe served as Chairman of the Board of MFS from 1988 until December 1997, Chief
Executive Officer from November 1991 until December
1997 and was President from January 1988 to June 1989 and April 1990 until January 1992. Mr. Crowe was also
Chairman of the Board of WorldCom from January 1997 until July 1997. Mr. Crowe is currently a director of Commonwealth Telephone, RCN and InaCom Communications,
Inc. Mr. Crowe is a member of the Executive Committee of the Level 3 Board of Directors.

     Charles M. Harper, 70, has been a Director of the Company since January 1986. Mr. Harper was Chairman of the Board of RJR Nabisco Holdings Corp. ("RJR
Nabisco") from May 1993 to May 1996 and Chief
Executive Officer of RJR Nabisco from May 1993 until
December 1995. Prior to that, Mr. Harper was Chairman of the Board and Chief Executive Officer of ConAgra,
Inc.  Mr. Harper is currently a Director of ConAgra,
Inc., E.I. DuPont de Nemours and Company, Norwest
Corporation and Valmont Industries.

The Board of Directors unanimously recommends a vote FOR the nominees named above.

Explanatory Note

     On March 31, 1998, the Company exchanged for all of its then outstanding Class C Stock, all of the capital stock of a subsidiary (the "Construction
Subsidiary") holding the stock of Kiewit Construction
Group Inc. ("KCG"), the construction subsidiary of the Company (the "Split-Off"). In connection with the Split-Off, the Company was renamed "Level 3
Communications, Inc." and the Construction Subsidiary was renamed "Peter Kiewit Sons', Inc."

     Information presented in this Proxy Statement relating to periods prior to March 31, 1998, relate to information for the members of the Company's Board of Directors and executive officers at that time.

Board of Directors' Meetings

     The Level 3 Board of Directors had six formal meetings in 1997 and acted by written consent action on six occasions. In 1997, no director attended less than 75% of the meetings of the PKS Board and the committees of which he was a member.

Executive Committee

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees.

Audit Committee

     The Audit Committee reviews the services provided by Level 3's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls.

     In connection with the Company's relocation of its principal executive offices to Broomfield, Colorado, members of management, in consultation with the Audit Committee, are in the process of reviewing the designation of independent auditors to audit the Level 3 financial statements for the 1998 fiscal year.

Compensation Committee

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation and stock option awards of all other executives.

Compensation Committee Interlocks and Insider
Participations

     Prior to the Split-Off, the Compensation
Committee of the Company consisted of Messrs.
Daugherty and Harper and Mr. Peter Kiewit, Jr., none of whom is an officer or employee of Level 3. Each of Messrs. Daugherty, Harper and Kiewit purchased Common
Stock from Level 3 in 1997.  See "Certain
Relationships and Related Transactions."  After the
Split-Off, the Compensation Committee of the Company consists of Messrs. Michael B. Yanney, David C.
McCourt and Richard R. Jaros, none of whom is an officer or employee of the Company. Each of Messrs.
Yanney and McCourt purchased Common Stock from the Company in 1997. Mr. Jaros has entered into a separation agreement with the Company, pursuant to which, among other things, he has received certain severance payments. See "Certain Relationships and Related Transactions."

Compensation Committee Report

     The Executive Compensation Committee of the Board of Directors of the Company prior to the Split-Off furnished the following report on executive compensation for the period prior to the Split-Off:

     The Executive Compensation Committee of the Board of Directors prior to the Split-Off was composed entirely of non-employee directors. This Committee is responsible for reviewing and approving, on an annual basis, the compensation of the Company's chief executive officer and the other executive officers of the Company. The objectives of the Company's executive compensation program are to (a) support the achievement of desired Company performance,
(b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers' interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies.
Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance.
In 1996 the Board adopted, and the shareholders approved, the Peter Kiewit Sons', Inc. Bonus Plan
("Bonus Plan"), and the Compensation Committee established certain Performance Goals under the Bonus
Plan for 1996 and for subsequent years.  The
Compensation Committee has certified that for 1997 the maximum Performance Goals under the Bonus Plan have been met. The Compensation Committee uses its discretion, subject to the Bonus Plan, to set executive compensation at levels warranted in its judgment by external, internal, or individual circumstances.

     The Committee determines the salary and bonus of the chief executive officer, Mr. Walter Scott, Jr. In
1997, the Committee separately looked at Mr. Scott's responsibilities, contributions and performance as to the construction business ("Construction") and the remaining businesses of the Company ("Diversified").
The Committee approved an annual salary (for the 1997-
1998 pay cycle) for Mr. Scott of $150,000 as to Construction, and $700,000 as to Diversified. In recognition of Mr. Scott's Contributions to the Company's performance in 1997, the Committee has approved a bonus of $1,000,000 as to Construction, and $1,000,000 as to Diversified. A number of factors were considered in setting Mr. Scott's bonus. These factors included meeting the Bonus Plan Performance
Goals, the Company's overall performance, the increase in the combined stock formula prices, as well as Mr.
Scott's personal effort and accomplishments in managing the Company. The Committee reviewed each factor as to both Construction and Diversified. After considering all of the factors, the Committee felt the approved bonus was well within a reasonable range.

     The foregoing report, dated March 30, 1998, has been furnished by the Executive Compensation
Committee, Messrs. Daugherty, Harper and Kiewit.

Executive Compensation

     The table below shows the annual compensation of the chief executive officer and the next four most highly compensated executive officers of the Company for the 1997 fiscal year (the "Named Executive
Officers").

Name and Principal Year  Salary    Bonus  Other Annual
Position                                  Compensation
                          ($)      ($)          ($)
Walter Scott, Jr.  1997  872,551 2,000,000  191,109(1)
Chairman of the    1996  715,000 2,000,000  276,400(1)
Board              1995  630,000 1,250,000  157,800(1)

Kenneth E. Stinson 1997  476,669 1,500,000
Executive Vice     1996  402,500   900,000
President          1995  351,300   600,000

Richard Geary      1997  285,919   770,000
Executive Vice     1996  270,750   600,000
President of       1995  252,800   525,000
Kiewit Construction Group

George B. Toll, Jr.1997  257,705   650,000
Executive Vice     1996  231,250   500,000
President of       1995  201,250   400,000
Kiewit Construction Group

Allan K. Kirkwood  1997  221,250   360,000
Senior Vice        1996  192,350   310,000
President of       1995  166,150   240,000
Kiewit Pacific Co.

(1) Other Annual Compensation means perquisites and other personal benefits received by each of the Named
Executive Officers, if over $50,000. The only reportable amounts are the non-business use of Company aircraft attributable to Mr. Scott . Aircraft usage values are calculated under federal income tax regulations and are reported as taxable income by Mr.
Scott. Each of the Named Executive Officers other than Mr. Scott set forth above is now employed by Peter Kiewit Sons', Inc. and is no longer an officer of the Company. Mr. Scott continues as Chairman of the Board of the Company, but is no longer the Chief
Executive Officer of the Company.

     No Named Executive Officer received any
restricted stock awards, stock options, stock appreciation rights ("SARs") or long-term incentive performance ("LTIP") payouts for the fiscal year ended December 27, 1997.

     Richard R. Jaros, who resigned as an Executive
Vice President of the Company effective July 31, 1997, received a salary of $458,574 and a bonus of $262,350 for fiscal year 1997. Messrs. Crowe, R. Douglas
Bradbury, Kevin J. O'Hara and Terrence J. Ferguson, the four current executive officers of the Company who were employed by the Company during 1997, were paid salaries for 1997 of $144,129, $102,564, $82,051 and
$52,019 respectively, and no other reportable compensation, during 1997. Each such executive officer was employed by the Company for only part of fiscal year 1997.

Director's Compensation

     During 1997, each of the directors of the Company who were not employed by the Company during 1997 received directors fees consisting of an annual retainer of $30,000 (pro-rated in the case of Mr.
Crowe, who was employed by the Company for part of
1997) and fees of $1,200 per board meeting and $1,500 for the annual stockholder's meeting.

Certain Relationships and Related Transactions

     In connection with his retention as Chief
Executive Officer of the Company in August 1997, Mr.
Crowe entered into an engagement agreement (the
"Engagement Agreement") with the Company. Under the
Engagement Agreement, the Company acquired from Mr.
Crowe, Mr. Bradbury and Mr. Ferguson, Broadband
Capital Group, L.L.C., a company formed to develop investment opportunities, for a purchase price of $68,523, the owners' cash investment in that company.
Pursuant to the Engagement Agreement, the Company sold
5,000,000 shares of Common Stock to Mr. Crowe and
1,250,000 shares of Common Stock to Mr. Bradbury, in each case at $10.85 per share. The Engagement
Agreement also provided that the Company would make available for sale, from time to time prior to the consummation of the Split-Off, to certain employees of the Company designated by Mr. Crowe, including Mr.
O'Hara and Mr. Ferguson, in connection with the implementation of the current business plan of the Company ("Employees"), up to an aggregate of 5,250,000 shares of Common Stock at $10.85 per share. The
Company entered into agreements with each Employee that provided that the Company may repurchase any Common Stock sold to the Employee if the Employee resigns at any time before January 1, 1999.

     On August 5, 1997, the Company purchased a jet aircraft from a company controlled by Mr. Crowe for $5.7 million, the price paid by the company for the aircraft in June 1997. The Company and Mr. Crowe have entered into an aircraft operating lease, under which Mr. Crowe may lease the aircraft for personal use at rates specified by certain Federal Aviation
Administration regulations. The Company anticipates that Mr. Crowe will lease approximately 15% of the aircraft's annual flight time, and will pay the Company approximately $70,000 per year at the current lease rate.

     The Company entered into a separation agreement with Mr. Jaros, a director of the Company, in connection with the resignation of Mr. Jaros as President of Kiewit Diversified Group Inc., a subsidiary of the Company, effective July 31, 1997.
Under the separation agreement, the Company paid Mr.
Jaros $1.8 million on July 31, and agreed to pay Mr.
Jaros the balance of his 1997 salary ($187,500) between August 1 and December 31, 1997 and a bonus payment of $262,350 when the Company made its customary executive bonus payments in 1998. The
Company also agreed to amend the option agreements with Mr. Jaros with respect to the options to purchase
750,000 shares of Common Stock at $8.08 per share granted to Mr. Jaros in 1995, and the options to purchase 250,000 shares of Common Stock at $9.90 per share granted to Mr. Jaros in 1996, to provide that those options would be fully vested on July 31, 1997, and would be exercisable at any time during the ten-year term of the original option agreements.

     In December 1996, the Company agreed to sell
50,000 shares of Common Stock to Mr. Harper, 50,000
shares of Common Stock to Mr. Daugherty and 40,000 shares of Common Stock to Mr. Kiewit, in each case at $9.90 per share. Those stock purchase transactions were consummated in March 1997. In October 1997, the
Company sold 50,000 shares of Common Stock to Mr.
Yanney and 50,000 shares of Common Stock to Mr.
McCourt, in each case at $10.85 per share.

     The Company loaned George B. Toll, Jr. $800,000 during 1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to the Company is currently outstanding. Mr. Toll was a director and executive officer of the Company prior to the Split-
Off, but is no longer either a director or executive officer of the Company.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain
information with respect to the beneficial ownership of Level 3 Common Stock as of June 8, 1998 by the
Company's directors, certain executive officers and directors and those executive officers as a group, and each person known by the Company to beneficially own more than 5% of the outstanding Level 3 Common Stock.

                            Number of
                            Shares of     Percent of
Name                        Common Stock  Common Stock

Walter Scott, Jr.(1)          17,686,591     12.1%
James Q. Crowe                 5,666,360      3.9%
R. Douglas Bradbury            1,277,595         *
Kevin J. O'Hara(2)               878,080         *
Robert B. Daugherty                   --         *
William L. Grewcock(3)         5,763,707      3.9%
Charles M. Harper                 95,000         *
Richard R. Jaros(4)            1,748,749      1.2%
Robert E. Julian               1,996,790      1.4%
David C. McCourt                  57,500         *
Kenneth E. Stinson               365,814         *
Michael B. Yanney                 50,000         *
Directors and Executive Officers
As a Group (12 persons)       35,586,186     24.2%

Donald L. Sturm(5)             9,186,875      6.2%

* Less than 1%.
(1) Includes 49,850 shares of Common Stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers.
(2) Includes 23,000 shares of Common Stock held by
Kevin J. O'Hara Family LTD Partnership.
(3) Includes 577,320 shares of Common Stock held by
Grewcock Family Limited Partnership. Includes 175,615 shares of Common Stock held by the Bill & Berniece
Grewcock Foundation as to which Mr. Grewcock shares voting and investment powers.
(4) Includes 185,000 shares of Common Stock held by the Jaros Family Limited Partnership. Includes 600,000
shares of Common Stock held by Mr. Jaros and 400,000 shares of Common Stock subject to options held by a grantor trust, of which Mr. Jaros is the residual beneficiary. See "Certain Transactions and
Relationships."
(5) Mr. Sturm's business address is 3033 East First
Avenue, Denver, Colorado 80206. Based solely on Mr.
Sturm's Schedule 13-D dated May 5, 1998, Mr. Sturm owns 7,805,155 shares of Common Stock, and has voting and investment power with respect to 1,306,720 shares held by trusts and partnerships established for family members and beneficially owns 75,000 shares as a member of the board of directors of the University of Denver.

Performance Graph

     The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities
Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

     The graphs below compare the cumulative total return (stock appreciation plus reinvested dividends) of the Company's common stock with four indexes of publicly traded stocks. Prior to the Split-Off, the Company had two classes of common stock, Class C Stock and Class D Stock. For the substantially part of the periods presented the Company's stock was not publicly traded. Beginning in the fourth quarter 1997, the Company's Class D Stock commenced trading on the over-the-counter market of the National Association of Securities Dealers, Inc. During the fourth quarter, the only quarter during which trading occurred, the range of the high and low bid information for the Class D Stock was $20.41 to $29.00. The Common Stock of the Company now trades on The Nasdaq National
Market under the symbol "LVLT.".

     Pursuant to the terms of the Company's Restated
Certificate of Incorporation for all periods presented in the graphs depicted below, the Company's stock was valued by a formula contained in the Restated
Certificate of Incorporation. Company stock was valued at the end of the Company's fiscal year and the formula value was reduced as dividends are declared during the following year. For purposes of the graphs, it has been assumed that dividends were immediately reinvested in additional shares of the Company's common stock, although such reinvestment was not permitted in actual practice. Although the Company's fiscal year ended on the last Saturday in December, its stock is compared against indexes which assume a fiscal year ending
December 31.

     Because of two corporate restructuring events during the last five years, further assumptions about total return are required. The Company's stock was reclassified on January 8, 1992. Each old share of Class C Stock was exchanged for one new share of Class
C Stock and one share of Class D Stock. The five year cumulative total return is shown as if the change occurred on January 1, 1992.

     On September 30, 1995, the Company distributed to its Class D stockholders by way of a tax free dividend its stock holdings in MFS Communications Company, Inc.
For each share of Class D Stock, 1.741 shares of MFS common stock and .651 share of MFS preferred stock were distributed. On the distribution date, 1.741 shares of MFS common stock had a public market value of $76.17 and .651 share of MFS preferred stock had a value of $.65 (together, a "distribution unit" of $76.82).
For purposes of the graph below, it is assumed that each distribution unit was immediately sold for $76.82 and the proceeds reinvested in additional shares of Class D Stock, which then had the reduced formula price of $40.40 per share.

     The formula value of the new Class C Stock was linked to the performance of the Company's Construction
& Mining Group (which was split-off from the Company in the Split-Off transaction); that Group's revenues come primarily from construction operations. The formula value of the Class D Stock was linked to the performance of the Company's Diversified Group (which are the operations that remained in the Company after the Split-Off), which is primarily engaged in communications, information services and coal mining businesses.

     The first graph compares the cumulative total return of the Company's Class C Stock for the five year period 1993-1997 with the Standard and Poors' Composite
500 Index and the Dow Jones Heavy Construction Index.
The graph assumes that the value of the investment was $100 on December 31, 1992 and that all dividends and other distributions were reinvested.

          [PERFORMANCE GRAPH]

               1992  1993   1994   1995  1996   1997
Class C Stock  100  123.64 146.79 192.99 251.25 326.63
S&P 500 Index  100  110.83 111.53 153.45 172.29 251.64
Dow Jones      100  104.91 100.95 140.86 133.86 101.05
Heavy Construction Index


     The second graph compares the cumulative total return of the Company's Class D shares for the five year period 1992-1997 with the Dow Jones Coal Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment was $100 on December
31, 1992, and that all dividends and other distributions were reinvested.

             [PERFORMANCE GRAPH]


               1992   1993   1994   1995   1996   1997
Class D Stock 100.00 118.44 120.14 289.28 319.96 343.55
Dow Jones     100.00 147.29 144.45 152.48 166.15 142.53
 Coal Index
NASDAQ        100.00 154.19 128.69 168.51 172.29 254.48
 Telecommunications Index

  APPROVAL OF OUTPERFORM STOCK OPTION PROGRAM PROPOSAL

     On April 1, 1998, the Compensation Committee of the Board of Directors (the "Committee"), under the Company's 1995 Stock Plan (Amended and Restated as of
April 1, 1998) (the "Plan"), granted, subject to stockholder approval, outperform stock options
("OSOs") to certain employees. The OSOs are being granted pursuant to a program (the "OSO Program"), which is part of the Plan. The OSOs are designed to provide management the incentive to maximize stockholder value and to reward the members of management only when the Common Stock outperforms the Standard & Poor's 500 Index. In order to ensure the
Company's ability to fully deduct compensation paid under the OSO Program for income tax purposes, the OSO
Program has been structured to qualify as "performance-based compensation" for purposes of
Section 162(m) ("Section 162(m)") of the Internal
Revenue Code of 1986, as amended (the "Code"). In order to be fully deductible, the material terms and conditions of the OSO Program must be disclosed to and approved by a majority of the Company's stockholders.
If the OSO Program is not approved by the stockholders, the program will not be implemented and all Awards previously granted thereunder will be canceled. The following is a summary of the material terms and conditions of the OSO Program.

Purpose

     The OSO Program was designed by the Company so that its stockholders receive a market return on their investment before OSO holders ("Grantees") receive any return on their awards (each an "Award"). The
Company believes that the OSO Program aligns directly management's and stockholders' interests by basing stock option value on the Company's ability to outperform the market in general, as measured by the Standard & Poor's 500 Index. Participants in the OSO
Program do not realize any value from awards unless the Level 3 Common Stock, par value $.01 per share (the
"Common Stock") price outperforms the Standard &
Poor's 500 Index. When the stock price gain is greater than the corresponding gain on the Standard & Poor's
500 Index, the value received for awards under the OSO
Program is based on a formula involving a multiplier related to how much the Common Stock outperforms the Standard & Poor's 500 Index. To the extent that the
Common Stock outperforms the Standard & Poor's 500
Index, the value of OSOs to an Grantee may exceed the value of non-qualified stock options.

Eligibility

     The OSO Program is designed to motivate and reward employees for achieving Company performance above the overall stock market. Participation will be limited to those employees selected by the Committee for participation. As of April 1, 1998, the approximate number of persons eligible to participate is 500.

Administration - Grant of Awards

     The OSO Program will be administered by the Committee under and pursuant to the terms of the Plan.
The Committee will have the power to grant Awards with respect to shares of Common Stock ("Award Shares"), with each Award having an initial per share strike price equal to the fair market value of one share of Common Stock as of the date of grant (the "Initial
Price"). The Committee, in its sole discretion, has the authority, among other things, to determine the employees to whom, and the time or times at which, Awards will be granted, to determine the number of shares covered by an Award, to interpret the OSO
Program, and to make all other determinations deemed advisable for the administration of the OSO Program.

Maximum Award

     The maximum number of shares of Common Stock with respect to which Awards may be granted to any one individual in any calendar year is 300,000, provided, that such number shall be determined prior to the application of the Multiplier (as defined below).

Adjustment of Initial Price

     The Initial Price shall be adjusted upward or downward as of the date of exercise of the Award (the
"Adjusted Price"), by a percentage equal to the aggregate increase or decrease (expressed as a whole percentage point followed by three decimal places) in the Standard and Poor's 500 Index over the period (the
"Period") beginning on the date of grant and ending on the trading day immediately preceding the date of exercise of the Award (the "Aggregate Percentage S&P
Performance"). For purposes of determining the Aggregate Percentage S&P Performance with respect to any Period, the Standard and Poor's 500 Index as of the first day of the Period shall be deemed to equal the closing value of such index on the trading day immediately preceding the first day of the Period, and the Standard and Poor's 500 Index on the last day of the Period shall be deemed to equal the average closing value of such index over the ten-consecutive-trading day period immediately preceding the last day of such Period.

Term

     The term of each Award shall be four (4) years from the date of grant (subject to a shorter period upon termination of employment with the Company) after which the Award shall expire.

Vesting and Exercisability

     Subject to any accelerated vesting as provided below, the Award shall become vested over a period of two years at the rate of 1/8 of the total number of Award Shares (rounded up to the nearest whole share) on the last day of each three (3) calendar months from the date of grant, such that the Award will become fully vested on the day preceding the second anniversary of the date of grant (the "Full Vesting
Date"); provided, however, that, subject to any accelerated exercisability, no portion of the Award shall become exercisable until the Full Vesting Date at which time the Award shall become fully exercisable.

Accelerated Vesting and Exercisability

     In the event that a Grantee dies or suffers a "Disability" (as determined by the Committee), his Award shall become fully vested and fully exercisable.

     In accordance with the authority granted to the Committee in Section 9.2(b) of the Plan, on the effective date of a "Change in Control" (as defined in the Plan), (i) all Awards shall be canceled as to any unexercised Award Shares, (ii) the Company or its successor shall pay to each Grantee in consideration thereof an amount of cash equal to the value of the unexercised portion of his Award, assuming for this purpose that the Award had been exercised after the closing of trading of Stock on the day during the 60-day period ending on the date of the Change in Control which produces the highest such value, and (iii) any required withholding related to such payment shall be satisfied by withholding the appropriate amount of cash from such payment.

Payment

     Upon exercise, the Committee, in its sole discretion, will deliver to the Grantee with respect to and in cancellation of each Award Share as to which his Award is exercised, either (a) a number of whole shares of Common Stock with a "Fair Market Value" (as defined in the Plan) on the trading day immediately preceding the date of exercise (rounded up to the nearest whole share) equal to the product of (A) the Fair Market Value of a share of Common Stock on the trading day immediately preceding the date of exercise, less the Adjusted Price, multiplied by (B) the "Multiplier" (as defined below), (b) cash equal to the aggregate value of the Common Stock determined pursuant to clause (a) above, or (c) a combination of Common Stock and cash, in any proportion the Committee may determine, having the same aggregate value as the Common Stock determined pursuant to clause (a) above, in each case subject to withholding by the Company.

Multiplier

     The Multiplier shall be based on the "Outperform
Percentage" (as defined in the following sentence) for the Period, determined on the date of exercise.
The Outperform Percentage shall be the excess of the annualized percentage change (expressed as a whole percentage point followed by three decimal places) in the Fair Market Value of the Common Stock over the Period, determined in accordance with the last sentence of this paragraph (the "Annualized
Percentage Company Stock Price Change"), over the annualized percentage increase or decrease (expressed as a whole percentage point followed by three decimal places) in the Standard & Poor's 500 Index over the Period (the "Annualized Percentage S&P Performance").
For purposes of determining the Annualized Percentage
S&P Performance with respect to any Period, the Standard & Poor's 500 Index shall be determined in accordance with the last sentence of the paragraph entitled Adjustment of Initial Price above. The
Multiplier shall be rounded to three decimal places, and be determined as follows:

If Outperform Percentage is:    The Multiplier will equal:

 0% or less                             0
More than 0%
but less than 11%               [Outperform Percentage *
                                8/11] * 100.( E.g., if
                                Outperform Percentage = 5%,
                                Multiplier = [.05 * 8/11] *
                                100 = 3.636)

11% or more                                 8.0

     For purposes of determining the Annualized
Percentage Company Stock Price Change with respect to any Period, the Fair Market Value of the Stock on the first day of the Period shall be the Fair Market Value on the trading day immediately preceding the first day of the Period, and the Fair Market Value on the last day of the Period shall be deemed to equal the average
Fair Market Value over the ten-consecutive-trading day period immediately preceding the last day of such Period.

Other Terms

     The Committee may provide such other terms and conditions not inconsistent with the terms and conditions described herein with respect to any Award as it deems appropriate.

Market Value

     As of June 15, 1998, the closing price of the Common Stock was $54.0625.

Withholding

     The Company will have the right to withhold any taxes required by law to be withheld with respect to the exercise of any Awards. The Committee, in its sole discretion, may permit a participant to satisfy tax withholding obligations, in whole or in part, either (i) by having the Company withhold from the Common Stock and/or cash to be issued upon the exercise of an Award an amount having a fair market value equal to the withholding amount or (ii) by delivering to the Company sufficient Common Stock or cash to satisfy the withholding amount due.

Adjustments

     If any change is made to the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made by the Committee to the kind and number of Common Stock and price per share subject to each outstanding Award.

Tax Gross-Up

     The Plan allows the Committee discretion to provide in any Award agreement for a tax gross-up in the event that payments with respect to the exercise of Awards are deemed to be "excess parachute payments" for purposes of Section 280G of the Code.

Non-transferability

     Except as provided by the Committee in an Award agreement, no Award, nor any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution, and during the lifetime of the Grantee, Awards are exercisable only by the Grantee or his or her legal representative.

Termination or Amendment

     The Board may terminate the OSO Program at any time, provided that no such action shall deprive
Grantees of their rights under outstanding Awards.  The
Board may also amend the OSO Program from time to time as its deems desirable; provided, however, without the requisite approval of the stockholders, the OSO Program may not be amended where such stockholder approval is required in order for the OSO Program to continue to qualify as "performance-based compensation" within the meaning of Section 162(m).

Federal Income Tax Consequences

     The following is a brief discussion of the Federal income tax consequences of transactions under the OSO
Program based on the Code, as in effect as of the date hereof. The OSO Program is not qualified under Section
401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     Except as noted below, (1) no income is realized by the Grantee at the time the Award is granted; (2) generally, at exercise, ordinary income is realized by the Grantee in an amount equal to the value of the shares of Common Stock and cash received and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) upon the subsequent sale of any Common Stock received by the grantee upon the exercise of an Award, appreciation (or depreciation) after the date of exercise is treated as either short-term, mid-term or long-term capital gain (or loss) depending on how long the shares have been held.

New Plan Benefits

     The following Table sets forth the Awards made to the following individuals by the Committee on June 15, 1998.

Name and Position      Dollar Value   Number of Units

James Q. Crowe               N/A            40,000
R. Douglas Bradbury          N/A            12,500
Kevin J. O'Hara              N/A            12,500
Executive Officer Group      N/A            65,000
Non-Executive Director Group N/A             3,944
Employee Group               N/A           224,361

     Inasmuch as all future Awards will be granted at the sole discretion of the Committee, such benefits under the OSO Program are not determinable.

     The Board of Directors unanimously recommends a vote FOR approval of the OSO Program.

                          OTHER MATTERS

     It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

                       STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the 1999 Annual Meeting must be received by Level 3 on or before May 14, 1999, but no earlier than April 14, 1999 to be included in the proxy material of Level 3 relating to such meeting. In addition, such proposal must also include a brief description of the business to be brought before the annual meeting, the stockholder's name and record address, the number of shares of Common Stock which are owned beneficially or of record by such stockholder, a description or any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal and a representation that the stockholder intends to appear in person or by proxy at the Annual
Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in the Level 3 By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Filing. Any such proposals should be directed to the Secretary, Level 3
Communications, Inc., 3555 Farnam Street, Omaha,
Nebraska 68131.



                                                         Exhibit A

                       ANNUAL MEETING OF STOCKHOLDERS

                          Tuesday, July 14, 1998
                                  9:30 a.m.

                           The Joslyn Art Museum
                             2200 Dodge Street
                           Omaha, Nebraska  68131

                            (Please detach here)



                          LEVEL 3 COMMUNICATIONS, INC.

           Revocable Proxy Solicited on Behalf of the Board of Directors

     THE UNDERSIGNED STOCKHOLDER of Level 3 Communications, Inc. (the "Company") hereby appoints Terrence J. Ferguson and Neil J. Eckstein the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, July 14, 1998, at 9:30 a.m. at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68131, and at any and all adjournments and postponements thereof with respect to the proposals set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated June 17, 1998, receipt of which is hereby acknowledged.

     This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND OTHER PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

      (continued and to be dated and signed on the reverse side)


                            VOTE BY TELEPHONE
                Call Toll Free on a Touch-Tone Telephone          COMPANY #
                             1-800-240-6326                       CONTROL #

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The deadline for telephone voting is noon (ET) on July 13, 1998. If you receive more than one proxy card, you must telephone your vote for each.
1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hours/day until the deadline. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of this section of the proxy card. When prompted, enter your numerical Control Number that follows the Company Number.

OPTION #1:  To vote on all four items as the Level 3 Communications,
            Inc. Board of Directors recommends, press "1". When asked, please confirm your vote by pressing 1 again - THANK YOU FOR VOTING.

OPTION #2:  If you choose to vote on each item separately, press "0".
            You will hear these instructions:
            Proposal 1: To vote FOR all nominees, press "1"; to WITHHOLD FOR ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions. Proposal 2: To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN, press "0"
            Proposal 3: To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN, press "0"
When asked, please confirm your vote by pressing "1" - THANK YOU FOR VOTING

IF YOU VOTE BY TELEPHONE, DO NOT MAIL YOUR PROXY UNLESS YOU INTEND TO REVOKE YOUR TELEPHONE VOTE.
            The latest vote received will be the one counted.

                          (Please detach here)


                                     (continued from reverse side)


1.  ELECTION OF DIRECTORS:

    [ ] FOR the election of all        [ ] WITHHOLD authority to vote
        nominees listed below              for all nominees listed below

    [ ] EXCEPTIONS (To withhold authority for any individual nominee listed below, mark the "Exceptions" box and strike a line through that nominee's name.)

    Nominees:  01 Walter Scott, Jr.  02 James Q. Crowe  03 Charles M. Harper

2. TO ADOPT THE PROGRAM relating to the issuance of Outperform Stock Options pursuant to the Level 3 1995 Stock Plan, amended and restated as of April 1, 1998.
                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. IN THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments and postponements thereof.
                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

PLEASE PROMPTLY SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED
ENVELOPE.

                                  ----------------------------------
                                  SIGNATURE                    DATE

                                  -----------------------------------
                                  SIGNATURE                    DATE

Please date and sign exactly as your name appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please sign and return all cards received.